UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 12, 2010

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2010, Lyris, Inc. (the “Company”) entered into subscription agreements with each of (a) William T. Comfort, III, chairman of the Company’s board of directors, and (b) Meudon Investments, a New York limited partnership whose general partner, James A. Urry, is another of the Company’s directors. Pursuant to the subscription agreements, Mr. Comfort purchased 12,121,212 shares of the Company’s common stock at a purchase price of $0.33 per share or $4,000,000 in the aggregate and Meudon Investments purchased 6,060,606 shares of the Company’s common stock at a purchase price of $0.33 per share or $2,000,000 in the aggregate.

The foregoing description of the subscription agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the subscription agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated into this Item 3.02 by reference. The sale of the shares occurred on April 12, 2010. The shares of common stock were issued in a private placement in reliance on Rule 506 promulgated under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.
		10.1	Subscription Agreement dated April 12, 2010 by and between William T. Comfort, III and Lyris, Inc.
		10.2	Subscription Agreement dated April 12, 2010 by and between Meudon Investments and Lyris, Inc.
		99.1	Press Release, dated April 13, 2010 titled “Lyris, Inc. Announces Equity Financing”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

By:	/s/ Luis Rivera
Name:	Luis Rivera
Title:	Chief Executive Officer

Date: April 13, 2010